THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
SCHEDULE III — REAL ESTATE OWNED: PROPERTIES
DECEMBER 31, 2007

				Costs		Gross Amount at Which
		Initial Costs to the Partnership		Capitalized		Carried at Close of Year
	Encumbrances		Building &	Subsequent to			Building &	2007		Year of	Date
Description	at 12/31/07	Land	Improvements	Acquisition		Land	Improvements	Sales	Total	Construction	Acquired

Properties:
Office Building Lisle, IL	None	1,780,000	15,743,881	6,988,640		1,949,206	22,563,315		24,512,521	1985	Apr., 1988
Garden Apartments Atlanta, GA	8,747,000	3,631,212	11,168,904	4,748,177	(b)	4,937,369	14,610,924		19,548,293	1987	Apr., 1988
Retail Shopping Center Roswell, GA	None	9,454,622	21,513,677	6,914,923		11,135,593	26,747,629		37,883,222	1988	Jan., 1989
Garden Apartments Raleigh, NC	8,750,000	1,623,146	14,135,553	616,338		1,773,244	14,601,793		16,375,037	1995	Jun., 1995
Hotel Portland, OR	—	1,500,000	6,508,729	1,119,686		1,500,000	7,628,415		9,128,415	1989	Dec., 2003
Office Building Nashville, TN	None	1,797,000	6,588,451	2,938,434		1,855,339	9,468,546		11,323,885	1982	Oct., 1995
Office Building Beaverton, OR	None	816,415	9,897,307	1,687,530		845,887	11,555,365		12,401,252	1995	Dec., 1996
Industrial Building Aurora, CO	None	1,338,175	7,202,411	2,747,794		1,415,159	9,873,221	(11,288,380)	—	1997	Sep., 1997
Office Complex Brentwood, TN	None	2,425,000	7,063,755	2,882,337		2,463,601	9,907,491		12,371,092	1987	Oct., 1997
Retail Shopping Center Hampton, VA	7,777,948	2,339,100	12,767,956	2,943,034		4,839,418	13,210,672		18,050,090	1998	May, 2001
Retail Shopping Center Westminster, MD	—	3,031,735	9,326,605	47,160		3,031,735	9,373,765		12,405,500	2005	June, 2006
Retail Shopping Center Ocean City, MD	6,846,764	1,517,099	8,495,039	7,004,187		1,517,099	15,499,226		17,016,325	1986	Nov., 2002
Garden Apartments Austin, TX	—	2,577,097	20,125,169	21,583		2,577,097	20,146,752		22,723,849	2007	May, 2007
Retail Shopping Center Dunn, NC	None	586,500	5,372,344	—		586,500	5,372,344		5,958,844	1984	Aug., 2007
Garden Apartments Charlotte, NC	—	1,350,000	12,184,750	700		1,350,000	12,185,450		13,535,450	1998	Sep., 2007

	32,121,712	35,767,101	168,094,531	40,660,523		41,777,247	202,744,908	(11,288,380)	233,233,775

		2007	2006	2005

(a)	Balance at beginning of year	199,124,056	183,767,148	224,584,885
	Additions:
	Acquistions	42,195,860	12,358,340	—
	Improvements, etc.	3,202,239	2,998,568	6,187,973
	Conversions from JV to WO			—
	Deletions:
	Sale	(11,288,380)	—	(47,005,710)

	Balance at end of year	233,233,775	199,124,056	183,767,148

(b)	Net of $1,000,000 settlement received from lawsuit.

Report of Independent Registered Public Accounting Firm on

Financial Statement Schedules

To the Partners of

The Prudential Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated February 22, 2008 appearing in the Annual Report on Form 10-K also included an audit of the financial statement schedules exhibited in this Form S-1. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

New York, New York

February 22, 2008